UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2007

Encysive Pharmaceuticals Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-796-8822

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 13, 2007, Encysive Pharmaceuticals Inc. (the "Company") announced the commercial availability of THELIN® (Sitaxentan sodium) 100 mg tablets in Spain for the treatment of pulmonary arterial hypertension (PAH). Encysive received European Union (EU) marketing authorization for THELIN from the European Commission in August 2006. Thelin is the first selective endothelin A receptor antagonist, and the first once-daily oral treatment available for patients with PAH.

THELIN is indicated for improving exercise capacity in PAH patients classified as World Health Organization (WHO) functional class III. Efficacy has been shown in primary pulmonary hypertension and pulmonary hypertension associated with connective tissue disease (CTD).

The European Commission's centralized licensing procedure permits Encysive to market THELIN in all 27 member states of the EU. THELIN will be launched in successive EU member states as local government approval for reimbursement is obtained.

Encysive will sell THELIN through its marketing partner in Spain, Praxis Pharmaceutical.

THELIN® (sitaxentan sodium) Overview

THELIN is an endothelin A receptor antagonist, a small molecule that blocks the action of endothelin, a potent mediator of blood vessel constriction and growth of smooth muscle in vascular walls. Endothelin receptor antagonists may prove to be effective in the treatment of a variety of diseases where the regulation of vascular constriction is important. THELIN is 6,500-fold selective in the targeting of the endothelin A receptor versus the endothelin B receptor. Highly selective endothelin A receptor antagonism has been shown to increase blood flow and reverse vasoconstriction in human clinical pharmacology studies. For more information, please visit www.encysive.com

Important Safety Information

In placebo-controlled clinical trials, the most frequent adverse events that occurred in patients receiving THELIN, which were considered to possibly be related to THELIN treatment, were headache, peripheral edema and nasal congestion. Other adverse events that occurred in at least 2% of THELIN patients, at a rate greater than placebo and considered to possibly be related to THELIN treatment, included dizziness, constipation, epistaxis, flushing, international normalized ratio (INR) increase, insomnia, nausea, upper abdominal pain, vomiting, dyspepsia, diarrhea, fatigue, muscle cramp, and prothrombin time (PT) prolongation. THELIN is also associated with liver function abnormalities. Because THELIN inhibits the metabolism of warfarin and other vitamin K antagonists, a dose adjustment for these drugs is needed when co-administered with THELIN. THELIN and other endothelin receptor antagonists have potential for liver toxicity and are teratogenic. Testing of liver enzymes is required prior to the initiation of THELIN and monthly thereafter. THELIN should not be used during pregnancy unless clearly necessary. THELIN is contraindicated in patients receiving cyclosporine A, patients with mild to severe hepatic impairment (Child-Pugh Class A-C), patients with elevated liver aminotransferases prior to starting treatment (elevation in liver enzymes to levels greater than 3 times the upper limit of normal), lactating patients, or patients with hypersensitivity to the active substance or any excipients.

About PAH

It is estimated that PAH afflicts approximately 100,000 to 200,000 people in North America and Europe. The disease is characterized by high blood pressure and structural changes in the walls of the pulmonary arteries, the blood vessels that connect the right side of the heart to the lungs. As these arteries become increasingly constricted, blood flow and oxygenation may be inadequate to meet the body's demands. Since the heart must then pump harder to overcome the resistance, patients are susceptible to heart failure.

About Encysive Pharmaceuticals

Encysive Pharmaceuticals Inc. is a global biopharmaceutical company engaged in the discovery, development and commercialization of novel, synthetic, small molecule compounds to address unmet medical needs. Our research and development programs are predominantly focused on the treatment and prevention of interrelated diseases of the vascular endothelium and exploit our expertise in the area of the intravascular inflammatory process, referred to as the inflammatory cascade, and vascular diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.

About Praxis Pharmaceutical

Praxis Pharmaceutical is a pharmaceutical company located in Madrid, Spain with an additional branch office in Lisbon, Portugal. Praxis markets innovative drugs that are designed to treat uncommon diseases.

This current report on Form 8-K contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimates concerning the size of the PAH patient population and the diagnosis rate of patients with PAH; our ability to quickly and successfully commercialize THELIN in Spain and other countries of the EU; market acceptance of THELIN in Spain and the actual rate of acceptance; the ability of Praxis Pharmaceutical to effectively market, distribute and sell THELIN in Spain; the speed with which pricing and reimbursement approvals and product launches for THELIN may be achieved in other countries of the EU; difficulties or delays in manufacturing, packaging or distributing THELIN in Spain; legislation or regulations within the EU affecting THELIN’s pricing, reimbursement or access; our ability to protect our patents and other intellectual property for THELIN in Spain and the EU; and our ability to earn a profit from sales of THELIN in Spain and the EU as well as other risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encysive Pharmaceuticals Inc.

September 17, 2007	By:	/s/ Paul S. Manierre

Name: Paul S. Manierre
Title: Vice President, General Counsel and Secretary